Exhibit 99.1

INmune Bio, Inc. Completes Blinded Interim Analysis of Phase II Alzheimer’s Disease Trial

The planned interim analysis confirms the accuracy of the sample size calculations and statistical power for EMACC, the primary endpoint.

The interim analysis, performed by a third-party, demonstrated no need to change trial design or size.

BOCA RATON, Fla., June 27, 2024 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today confirmed the Phase II Alzheimer’s Disease clinical trial, AD02, is appropriately powered following a blinded sample size re-estimation using the trial’s primary endpoint, the Early Mild Alzheimer’s Cognitive Composite (EMACC). The third-party evaluation concluded that the trial design, operational execution, data collection, and management are of the highest quality.

INmune Bio commissioned a third-party group of statisticians and neuropsychologists to evaluate the interim data of patients who completed the 6-month trial. The main goal of the blinded analysis was to evaluate the power and performance characteristics of the primary endpoint, the EMACC.

The EMACC is an empirically validated cognitive measure composed of standardized and widely used neuropsychological tests that are ideally suited for use in clinical trials in Early Alzheimer’s Disease (AD). Compared to CDR-SB and ADAS-Cog for example, the EMACC is an objective measure of cognitive function that accurately captures cognitive changes that occur during early AD. The performance characteristics of the EMACC in early AD were first reported by Biogen at CTAD in 2021 (LBR05) where it was successfully applied to measure cognitive decline in the Biogen Tango Study of the gosenuremab program (BIIB092). Notably, EMACC was also  found to be strongly associated with biological markers of inflammation in the Alzheimer’s Diesase Neuroimaging Initiative (ADNI) AD study; which was used to compute the statistical power for AD02.

“As this is the first trial to feature the EMACC as a primary endpoint, this interim analysis by a third party was critical to ensure that the EMACC is performing as intended,” says CJ Barnum, PhD, VP of Neuroscience at INmune Bio. “The results presented to the Company from this blinded analysis were extremely encouraging.”

“As a neuropsychologist that has worked in industry for more than three decades, it is refreshing to work with a company that uses a data driven approach to cognitive testing,” said Paul Maruff PhD, a senior consultant on the AD02 program. “Unlike the anti-amyloid therapies, XPro™ targets inflammation, a completely different mechanism. We should not expect that the same cognitive test will work for all mechanisms. INmune Bio’s approach optimizes the measurement of cognition for a therapy that targets inflammation. As part of a scientific committee reviewing data from the first interim analyses, I was reassured to see the very low rates of missing data in the study, which indicate that the EMACC has high acceptability in the symptomatic AD sample enrolled to date. Furthermore, estimates of group means and standard deviations, computed on the blinded data from AD02, showed these estimates to be consistent with those used for planning the trial, confirming that assumptions made during planning are being met in the conduct of the trial itself.”

Dr. Judith Jeager PhD, the neuropsychologist that worked closely with INmune Bio to identify the most appropriate cognitive test to evaluate XPro™ was similarly pleased with the result of the interim analysis: “We believe the EMACC is the optimal tool for detecting cognitive change and differentiating an effective drug from placebo in inflamed patients with early AD. This interim analysis confirmed once again its excellent suitability for this population as indicated by normally distributed data, paucity of outliers and absence of floor and ceiling effects. The blinded review of EMACC’s critical psychometric parameters exceed my expectations and reinforces that the EMACC is the appropriate test to measure cognition in INmune Bio’s AD02 clinical trial.”

About the Expert Consultants

Paul Maruff, PhD, is the Chief Innovation Officer of Cogstate, a global leader in supporting clinical trials that use cognition as a clinical endpoint. He is recognized as a leader in testing of cognition in clinical trials with more than 30 years of experience.

Judith Jaeger, PhD, is the principal developer of the EMACC. Judith Jaeger PhD is founder of CognitionMetrics, a prominent neurocognition consulting firm. Dr. Jaeger is an internationally recognized expert in designing cognitive function testing programs to use in clinical trials with more than two decades’ experience.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Early Alzheimer’s disease and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
info@inmunebio.com

Investor Contact:

Mike Moyer
Managing Director – LifeSci Advisors
mmoyer@lifesciadvisors.com